Exhibit 10.17

                 1996 AMENDED AND RESTATED STOCK OPTION PLAN
                          ADAC RADIOLOGY SERVICES, INC.

                          (Effective November 10, 1997)


ARTICLE 1.

INTRODUCTION

        The Plan was originally adopted by the Board and approved by the Company's sole stockholder, ADAC HealthCare Partners, Inc., a Delaware corporation, on September 25, 1996 and was amended and restated on November 10, 1997. The purpose of the Plan is to promote the long-term success of the Company and the creation of incremental stockholder value by (a) encouraging directors, officers, employees, partners, consultants and advisors to focus on critical long-range objectives, (b) attracting and retaining such persons with exceptional qualifications and
(c) linking such persons directly to stockholder interests through increased stock ownership. Options granted under the Plan shall be designated at the time of grant as either non-qualified stock options or incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan shall be governed by, and construed in accordance with the laws of the State of California.

ARTICLE 2.

ADMINISTRATION

        2.1 The Committee. The Plan shall be administered by a Committee (the "Committee") that shall consist of two or more persons who are "non-employee directors," as defined in Rule 16b-3 promulgated under the Exchange Act, and "outside directors," as defined in Section 162(m) of the Code.

        2.2 Powers of the Committee. Subject to the other provisions of the Plan and the approval of any relevant authorities, the Committee shall have the authority, in its discretion:

                (a)     to determine the Fair Market Value;

                (b) to select the Participants to whom Options may from time to time be granted hereunder;

                (c) to determine the number of Common Shares to be covered by each Option granted hereunder;

                (d)     to approve forms of agreement for use under the Plan;

                (e) to determine the terms and conditions of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

                (f) to determine whether and under what circumstances an Option may be settled in cash instead of Common Shares;

                (g) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Shares covered by such Option has declined since the date the Option was granted, or to initiate an option exchange program;

                (h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                (i) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Common Shares to be issued upon exercise of an Option that number of Common Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Common Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Common Shares withheld for this purpose shall be made in such form and under such conditions as the Committee may deem necessary or advisable; and

                (j) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan.

        2.3 Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees.

ARTICLE 3.

SHARES RESERVED UNDER THE PLAN

        Subject to the provisions of Article 7 of the Plan, the maximum aggregate number of Common Shares which may be subject to option and sold under the Plan is 300,000 Common Shares. The Common Shares may be authorized but unissued, or reacquired Common Shares. The maximum number of Common Shares that may be available for grant to any Participant in any financial year of the Company shall not exceed 150,000 Common Shares.

        If an Option expires or becomes unexercisable without have been exercised in full, or is surrendered pursuant to an option exchange program, the unpurchased Common Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Common Shares that have actually been issued under the Plan upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Common Shares subject to vesting restrictions are repurchased by the Company at their original purchase price, such Common Shares shall become available for future grant under the Plan.

ARTICLE 4.

ELIGIBILITY

        The following persons shall be eligible for designation as Participants by the Committee: (i) directors, officers, employees, consultants and advisors of the Company, (ii) directors, officers, employees, consultants and advisors of a parent of the Company, (iii) directors, officer, employees, consultants and advisors of any Subsidiary corporation, partnership or limited liability company (A) which is controlled by the Company or (B) 50% or more or the voting power of which is held by the Company (a "Controlled Entity") or (iv) any individual, corporation, partnership or limited liability company which is an equity owner of a Controlled Entity.

ARTICLE 5.

OPTIONS

        5.1     Stock Option Agreement.   Each grant of an Option under the
Plan shall be evidenced by a Stock Option Agreement between Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement.
The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

        5.2. Options Nontransferable. Unless the Stock Option Agreement provides otherwise, no Option or interest therein may be transferred, assigned or pledged by Optionee other than by will, the laws of descent and distribution or operation of law. Unless the Stock Option Agreement provides otherwise, an Option held by an individual may be exercised during the lifetime of Optionee only by him or her.

        5.3 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option which number may be adjusted in accordance with Article 7.

        5.4 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of Incentive Stock Options shall not be less than the Fair Market Value of a Common Share on the date of grant. Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee.

        5.5 Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option provided that the term of an Option that is an Incentive
Stock Option shall in no event exceed ten (10) years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of Optionee's death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of Optionee's employment or service.

        5.6 Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding
Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of Optionee, impair his or her rights or obligations under such Option.

        5.7 Restrictions on Transfer of Common Shares. Any Common Shares issued upon exercise of an option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as are set forth in the Stockholders Agreement or as otherwise determined by the Committee. Any additional restrictions shall be set forth in the applicable Stock Option Agreement.

        5.8 Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. Incentive Stock Options may not be granted to any Participant who, at time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Shares on the date of grant and the exercise of such option is prohibited by its term after the expiration of five years from the date of grant of such option.

ARTICLE 6.

PAYMENT FOR OPTION SHARES AND WITHHOLDING TAXES

        Upon exercise of an Option, the Exercise Price of such Option, together with the full amount of all federal and state withholding or other employment taxes resulting from such exercise, shall be required to be delivered to the Company. Subject to the sole discretion of the Committee, all or any part of the aggregate Exercise Price and withholding tax obligation may be satisfied by Optionee delivering Common Shares, by having the Company withhold a portion of the Common Shares that otherwise would be issued to Optionee under such Options or by Optionee delivering a full recourse promissory note. Common Shares so delivered or withheld shall be valued at their Fair Market Value on the exercise date of the Option. The payment of the exercise price and withholding taxes by delivering or withholding Common Shares to the Company shall be subject to the discretion of the Committee and to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission and restrictions necessary to avoid a charge to earnings for financial accounting purposes. The terms of the promissory note delivered in payment of all or any portion of the aggregate Exercise Price and withholding taxes and any required collateral to secure the obligations under such promissory note and the applicable rate of interest thereon shall be determined in the sole discretion of the Committee.

ARTICLE 7.

PROTECTION AGAINST DILUTION

        7.1 General. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in (a) the number of Options available for future grant under Article 3 and (b) the number of Common Shares covered by each outstanding Option, including a commensurate adjustment in the Exercise Price, if necessary, under each outstanding Option.

        7.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Optionee to have the right to exercise his or Option until fifteen
(15) days prior to such transaction as to all of the Common Shares covered thereby, including Common Shares as to which the Option would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Common Shares purchased upon exercise of an Option shall lapse as to all such Common Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

        7.3 Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refused to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Common Shares covered thereby, including Common Shares as to which it would not otherwise be exercisable. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Common Share subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of common stock of the Company for each Common Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding common stock of the Company); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide the consideration to be received upon the exercise of the Option, for each Common Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the par share consideration received by holders of common stock of the Company in the merger or sale of assets.

        7.4 Reservation of Rights. Except as provided in this Article 7, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Common Shares subject to an Option. The grant of an Option under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE 8.

LIMITATION OF RIGHTS

        8.1 Employment Rights. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain employed by the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the employment of any employee at any time, and for any reason, subject only to a written employment agreement (if any).

        8.2 Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Option prior to the issuance of such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Article 7.

        8.3 Government Regulations. Any other provision of the Plan notwithstanding, the obligations of the Company with respect to Common Shares to be issued pursuant to the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Option until such time as any legal requirements or regulations have been met relating to the issuance of such Common Shares or to their registration, qualification or exemption from registration or qualification under the Securities Act or any applicable state securities laws. With respect to any issuance of Common Shares, the Company shall have no obligation to either (a) register the issuance of the Common Shares under the Securities Act or (b) issue Common Shares to persons who are not "Accredited Investors" in reliance upon the exemption provided under Regulation D as promulgated under the Securities Act.

        8.4 Stockholders Agreement. Any other provision of the Plan notwithstanding, unless and until the Common Shares are registered under the Exchange Act, the obligations of the Company to issue Common Shares upon the exercise of Options is subject to the condition that Optionee become a party to and subject to all transfer restrictions and other provisions of the Stockholders Agreement.

ARTICLE 9.

FUTURE OF THE PLAN

        9.1 Term of the Plan. This Plan is effective on November 10, 1997 and shall remain in effect until November 9, 2002 unless terminated earlier under Section 9.2.

        9.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. However, any amendment of the Plan shall be subject to the approval of the Company's stockholders, if the effect of the amendment is to increase the Common Shares reserved for issuance under the Plan or to change the maximum number of Common Shares that are available for grant to a Participant in any fiscal year, or if otherwise required by applicable laws, regulations or rules.

        9.3 Effect of Amendment or Termination. No Options shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

ARTICLE 10.

DEFINTIONS

        10.1 "Board" means the Company's Board of Directors, as constituted from time to time.

        10.2    "Change in Control" means:

                (a) the sale, lease, exchange or other transfer or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries; or

                (b) when any person or group of persons other than ADAC Laboratories or an affiliate of ADAC Laboratories is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of voting securities of the Company having greater combined voting power than the combined voting power of the voting securities of the Company beneficially owned, directly or indirectly, by ADAC Laboratories and any affiliate of ADAC Laboratories.

        10.3    "Committee"     has the meaning set forth in Section 2.1.

        10.4 "Common Share" means one share of the Company's Common Stock, $.00l par value.

        10.5 "Company" means ADAC Radiology Services, Inc. a Delaware corporation.

        10.6 "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

        10.7 "Exercise Price" means the amount for which one Common Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

        10.8 "Fair Market Value" means the market price of a Common Share, determined by the Committee as follows:

                (a) if the Common Share was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date;

                (b) if the Common Share was traded over-the-counter on the date in question but was classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq National Market system for such date; and

                (c) if the Common Share was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq
National Market system for such date; and

                (d) if none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

        10.9 "Option" means an Option granted under the Plan and entitling the holder to purchase one Common Share.

        10.10 "Optionee" means an individual or his or her representative or transferee that holds an Option.

        10.11   "Participant" means a person who has received an Option.

        10.12 "Plan" means this 1997 Stock Option Plan, as it may be amended from time to time.

        10.13 "Securities Act" means the Securities Act of 1933, as amended.

        10.14 "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

        10.15 "Stockholders Agreement" means that certain Stockholders Agreement, dated as of November 10, 1997, between the Company and its shareholders.

10.16 "Subsidiary" means any corporation, if the Company and/or one or more other Subsidiaries own fifty percent (50%) or more of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 11.

EXECUTION

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute the Plan in its name and on its behalf as of November 10, 1997.


                                        ADAC Radiology Services, Inc.



                                        By:___________________________________


                                    Exhibit 10.17
                          INCENTIVE STOCK OPTION AGREEMENT

        THIS OPTION AGREEMENT (the "Agreement") is made as of              ,
1997, between ADAC RADIOLOGY SERVICES, INC., a Delaware corporation (the "Company"), and _____________ ("Optionee").

        WHEREAS, pursuant to that certain 1997 Stock Option Plan, a copy of which is attached hereto as Exhibit A (the "Plan"), the Committee of the Board of Directors of the Company (the "Committee") has determined that Optionee is to be granted, on the terms and conditions set forth herein, an incentive stock option to purchase shares of the Company's common stock, $.001 par value (the "Common Shares").

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreement herein contained, the parties agree as follows:

        1. Option. The Company hereby grants to Optionee an option (the "Option") to purchase _____________________ (______) shares of Common
Shares (the "Option Shares") at an exercise price of __________ ($0.___) per share. This Option is intended to be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, or a successor thereto. Notwithstanding the foregoing, in the event this Option fails to qualify as an "incentive stock option" under the Code for any reason, in whole or in part, this Option shall not be invalid but shall instead be treated as a "non-qualified stock option" under the Code to the extent it does not qualify for incentive stock option treatment.

        2. Term of Option. The term of this Option shall commence on the date hereof and terminate on _________________, unless earlier terminated under the terms of the Plan or this Agreement. Upon the termination of this Option, the right to purchase Option Shares hereunder shall cease.

        3. Time of Exercise. This Option may be exercised (in the manner provided in Section 4 hereof) in whole or in part, and from time to time after the date hereof, subject to the terms and conditions of the Plan and the following additional limitations:

                (a) Optionee shall have the right to exercise this Option as to [___________ percent (___%) of the Option Shares on the _________________, __________ percent (___%) on the __________________ and
____________ percent (___%) on the _______________ of the Option grant date].

                (b) This Option may not be exercised after and shall terminate upon the earliest to occur of any of the following:

                        (i) thirty (30) days after the termination of Optionee's employment with the Company or any other affiliate of the Company for any reason other than retirement, permanent disability or death (and then only to the extent Optionee could have exercised this Option on the date of termination); or

                        (ii) one hundred eighty (180) days after the termination of Optionee's employment with the Company or one of its subsidiaries as a result of retirement or permanent disability (and then only to the extent Optionee could have exercised this Option on the date of termination); or

                        (iii) one hundred eighty (180) days after Optionee's death, if death occurs while Optionee is employed by the Company or one of its subsidiaries (and then only to the extent Optionee could have exercised this Option on the date of his or her death); or

                        (iv) Optionee's termination for cause. Cause shall include gross and willful failure, after written warning, to discharge the normal duties required of Optionee, theft or misappropriation of Company property, commission of a crime such that the Company's reputation with its customers is materially damaged, and breach of the ADAC Nondisclosure and Inventions Agreement or other similar agreement executed by Optionee.

                (c) This Option may be exercised as to any or all of the Option Shares that may be acquired by Optionee on the date of such exercise subject to the following limitations: (i) this Option must be exercised for no less than the greater of 2,500 Shares of Common Stock or twenty percent (20%) of the Option Shares; provided, that if the number of the Option Shares that may be acquired by Optionee is less than the foregoing amount then this Option must be exercised as to all the Option Shares that may be acquired by Optionee and (ii) this Option must be exercised as to all of the Option Shares that may be acquired by Optionee unless after such exercise Optionee would have the right to acquire no less than 2,500 Shares of Common Stock or twenty percent (20%) of the Option Shares.

        4. Method of Exercise. This Option may be exercised only by the giving of written notice thereof to the Company which notice shall be accompanied by: (a) a certified or cashier's check in an aggregate amount of the exercise price and the withholding taxes required to be delivered to the Company upon exercise of this Option, or following any initial public offering by the Company, the consideration required under any cashless exercise program established by the Company; (b) an executed counterpart signature page to the Stockholders Agreement (the
"Stockholders Agreement") in the form attached hereto as Exhibit B; and
(c) such other documents or representations as the Company may reasonably request in order to comply with securities, tax or other laws then applicable to the exercise of this Option.

        5. Nontransferability of Option. This Option may not be transferred, sold, assigned, pledged or hypothecated other than by will, the laws of descent and distribution or by operation of law, and is exercisable during the life of the Optionee only by the Optionee.

        6. Stock Option Plan. This Option is granted under and is subject to the terms and conditions of the Plan.

        7. Mandatory Exercise. Upon ADAC Laboratories, a California corporation ("Parent"), giving written notice to Optionee under
Section 2.4 of the Stockholders Agreement, Optionee hereby agrees to exercise this Option (on a net payment basis in the manner hereinafter described) as to that number of the Option Shares equal to (i) the number of the Option Shares that Optionee may exercise on the date such notice is given to Optionee, multiplied by (ii) the percentage of shares of Common Stock held by Parent that are intended to be sold by Parent in the proposed transaction. Optionee shall promptly execute and deliver a counterpart signature page to the Stockholders Agreement in the form attached hereto as Exhibit B and such other documents or representations the Company may reasonably request in order to comply with securities, tax or other laws then applicable to the exercise of this Option and shall be bound by the provisions of the Stockholders Agreement. In connection with a transaction contemplated under Section 2.4 of the Stockholders Agreement, Optionee shall not deliver the exercise price and withholding taxes and the Company shall cause Optionee to be paid the consideration per Option Share less the aggregate exercise price and withholding taxes. If the transaction price under Section 2.4 of the Stockholders Agreement is less than the exercise price under this Option, the Optionee may elect not to exercise this Option and this Option shall terminate effective upon the closing of the transaction covered by Section 2.4 of the Stockholders Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and to be dated as of the date set forth on the first page hereof.



OPTIONEE:



ADAC RADIOLOGY
SERVICES, INC.:                         ADAC RADIOLOGY
SERVICES, INC.
                                                a  Delaware corporation


                                                By:

                                                Its:

        EXHIBIT A

        1997 STOCK OPTION PLAN

        EXHIBIT B

        STOCKHOLDERS AGREEMENT

        Counterpart Signature Page


        The undersigned hereby agrees to become a party to that certain Stockholders Agreement, dated as of _______________, 1997 (the "Agreement"), by and among ADAC Radiology Services, Inc., a Delaware corporation, and its stockholders and agrees to be bound by the terms and conditions of the Agreement. The undersigned shall be an "Employee Holder" for all purposes under the Agreement.

        Dated as of ____________________, 1997.


EMPLOYEE HOLDER: